FREE WRITING PROSPECTUS

FILED PURSUANT TO RULE 433

REGISTRATION STATEMENT NO.: 333-122688

GMAC RFC (Graphic Omitted)

Banc of America Securities (Graphic Omitted)

RMBS New Issue Term Sheet

$1,117,225,000 Certificates (Approximate)

Home Equity Mortgage Asset-Backed Pass-Through Certificates,

Series 2005-KS12

RASC Series 2005-KS12 Trust

Issuer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer

December 14, 2005

FREE WRITING PROSPECTUS LEGEND

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you can e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

RASC Series 2005-KS12 Trust

Home Equity Mortgage Asset-Backed Pass-Through Certificates

$1,117,225,000 (Approximate)

Subject to Revision
Class	Approximate Size(1)	Interest Type	Principal Type	Expected WAL (yrs) Call(2)/Mat	Expected Principal Window (mos) Call(2)/Mat	Final Scheduled Distribution Date(3)	Expected Ratings (Moody's/S&P)
A-1 (4)	427,287,000	FLT	SEQ	1.00 / 1.00	1-21/1-21	June 2026	Aaa/AAA
A-2 (4)	435,701,000	FLT	SEQ	3.00 / 3.02	21-75/21-85	March 2035	Aaa/AAA
A-3 (4)	48,387,000	FLT	SEQ	6.24 / 9.49	75-75/85-173	January 2036	Aaa/AAA
M-1 (4)(5)	43,125,000	FLT	MEZ	4.62 / 5.08	44-75/44-143	January 2036	Aa1/AA+
M-2 (4)(5)	37,375,000	FLT	MEZ	4.51 / 4.94	42-75/42-136	January 2036	Aa2/AA+
M-3 (4)(5)	22,425,000	FLT	MEZ	4.45 / 4.87	41-75/41-129	January 2036	Aa3/AA+
M-4 (4)(5)	20,125,000	FLT	MEZ	4.41 / 4.81	40-75/40-124	January 2036	A1/AA
M-5 (4)(5)	18,975,000	FLT	MEZ	4.39 / 4.77	39-75/39-119	January 2036	A2/AA
M-6 (4)(5)	18,400,000	FLT	MEZ	4.36 / 4.71	39-75/39-113	January 2036	A3/AA-
M-7 (4)(5)	17,250,000	FLT	MEZ	4.34 / 4.64	38-75/38-106	January 2036	Baa1/A+
M-8 (4)(5)	15,525,000	FLT	MEZ	4.33 / 4.56	38-75/38-98	January 2036	Baa2/A
M-9 (4)(5)	12,650,000	FLT	MEZ	4.32 / 4.45	37-75/37-89	January 2036	Baa3/BBB+
Total	1,117,225,000
  The size is subject to a permitted variance in the aggregate of plus or minus 5%.
  The Certificates will be priced to the first possible Optional Termination Date and the applicable Prepayment Pricing Assumption for the Mortgage Loans.
  For the Class A-1 and Class A-2 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date. For all other classes of certificates, the Final Scheduled Distribution Date is the Distribution Date in the month following the latest maturing Mortgage Loan.
  The applicable margin on the Class A Certificates (other than the Class A-1 Certififcates) will increase to 2 times their original margin and the applicable margin on the Class M Certificates will increase to 1.5 times their original margin on the second Distribution Date after the first possible Optional Termination Date. Each class is subject to the Net WAC Cap.
  The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.

Representations & Warranties:

RFC will make a representation and warranty that each mortgaged property is free of damage and in good repair as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgaged loan, RFC will be required to repurchase the related mortgage loan from the trust.

Certificates:

The Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates (the "Class A Certificates").

The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates (the "Class M Certificates").

The Class A Certificates and Class M Certificates will be offered by the Prospectus (the "Offered Certificates").

Depositor:	Residential Asset Securities Corporation ("RASC"), an affiliate of Residential Funding Corporation.
SEC Registration Number:	333-122688.
Seller and Master Servicer:	Residential Funding Corporation (the "Seller", "Master Servicer" or "RFC").
Sub-Servicer:	Primary servicing will be provided primarily by HomeComings Financial Network, Inc., a wholly owned subsidiary of Residential Funding Corporation.
Trustee:	U.S. Bank National Association.
Lead Underwriters:	Banc of America Securities LLC and Greenwich Capital Markets, Inc.
Co-Manager:	Residential Funding Securities Corporation.
Statistical Calculation and Cut-Off Date:	December 1, 2005.
Closing Date:	On or about December 28, 2005.
Distribution Dates:	The 25th day of each month (if such day is not a business day, the first business day thereafter) commencing in January 2006.
Form of Certificates:	The Offered Certificates will be available in book-entry form through DTC / Euroclear / Clearstream in same day funds.
Minimum Denominations:

The Class A Certificates and the Class M-1 Certificates will be offered in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates will be offered in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

Tax Status:	The Offered Certificates will be designated as regular interests in a REMIC and, as such, will be treated as debt instruments of a REMIC for federal income tax purposes.
ERISA Eligibility:

The Offered Certificates may be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a plan's acquisition and ownership of such Offered Certificates.

SMMEA Eligibility:	The Offered Certificates are not expected to constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
Optional Termination Date:

If the aggregate principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date falls below 10% of the aggregate principal balance as of the Cut-off Date ("Optional Termination Date"), the holders of the call rights may terminate the trust.

Mortgage Loans:

The mortgage pool will consist of fixed-rate and adjustable-rate subprime home equity Mortgage Loans secured by first and second liens on mortgaged properties. Approximately 16.20% of the Mortgage Loans provide for an initial interest-only period of up to 15 years.

The statistical pool of mortgage loans described herein has an approximate aggregate principal balance of $1,149,330,445 as of the Statistical Calculation Date. On the Closing Date, the aggregate principal balance of the Mortgage Loans will be approximately $1,150,000,000.

Silent Seconds:

The mortgaged properties relating to approximately 31.44% of the Mortgage Loans are subject to a second-lien mortgage loan ("Silent Second") that was originated at the same time as the first-lien mortgage loan. The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Mortgage Loans subject to Silent Seconds, is 87.26%.

Prepayment Assumption:

Fixed Rate Mortgage Loans: 23% HEP (assumes that prepayments start at 2.3% CPR in month one, increase by 2.3% each month to 23% CPR in month ten, and remain constant at 23% CPR thereafter).

Adjustable Rate Mortgage Loans: 100% PPC (100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then outstanding principal balance of the adjustable-rate Mortgage Loans in the first month of the life of the Mortgage Loans, (ii) an additional 28%/11 per annum in each month thereafter through the eleventh month, (iii) a constant prepayment rate of 30% per annum in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum thereafter).

Basis Risk Shortfall:

With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

Basis Risk Shortfall Carry-Forward Amounts:

With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

Relief Act Shortfalls:

With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Offered Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid. Relief Act Shortfalls will be allocated on a pro rata basis among the Offered Certificates.

Credit Enhancement:

A. Excess Cash Flow

For any Distribution Date, the sum of (i) the excess of the available distribution amount over the sum of (a) the interest distribution amount for the certificates and (b) the principal remittance amount, (ii) any overcollateralization reduction amount, and (iii) any amounts received by the trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A Certificates and Class M Certificates against realized losses by making an additional payment of principal to cover the amount of the realized losses.

B. Overcollateralization ("OC")

Initial (% Orig.)

2.85%

OC Target (% Orig.)

2.85%

Stepdown OC Target (% Current)(1)

5.70%

OC Floor (% Orig.)

0.50%

(1) subject to certain trigger events as specified herein

C. Subordination

If the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be first allocated to the class of Class M Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses, except as described in the prospectus supplement. If none of the Class M Certificates is outstanding and if there is no Excess Cash Flow or overcollateralization, all such losses will be allocated to the Class A Certificates as described in the prospectus supplement.

D. Yield Maintenance Agreement

The holders of the Offered Certificates may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. Amounts received by the trust under the yield maintenance agreement will be distributed as a part of Excess Cash Flow, as further described in the preliminary prospectus. The yield maintenance agreement will terminate after the distribution date in October 2010.

Expected Credit Support Percentage:

Class

Rating (Moody's/S&P)

Initial Credit Support

After Step-Down Support

A

Aaa/AAA

20.75%

41.50%

M-1

Aa1/AA+

17.00%

34.00%

M-2

Aa2/AA+

13.75%

27.50%

M-3

Aa3/AA+

11.80%

23.60%

M-4

A1/AA

10.05%

20.10%

M-5

A2/AA

8.40%

16.80%

M-6

A3/AA-

6.80%

13.60%

M-7

Baa1/A+

5.30%

10.60%

M-8

Baa2/A

3.95%

7.90%

M-9

Baa3/BBB+

2.85%

5.70%

For any class of Certificates, the initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. The initial Credit Support includes Overcollateralization.

Subordination Percentage:

Class

Rating (Moody's/S&P)

Subordination Percentage

A

Aaa/AAA

58.50%

M-1

Aa1/AA+

66.00%

M-2

Aa2/AA+

72.50%

M-3

Aa3/AA

76.40%

M-4

A1/AA

79.90%

M-5

A2/AA

83.20%

M-6

A3/AA-

86.40%

M-7

Baa1/A+

89.40%

M-8

Baa2/A

92.10%

M-9

Baa3/BBB+

94.30%

Priority of Distributions:

Distributions to the holders of the Certificates will be made generally as follows:

  From the available distribution amount, distribution of accrued and unpaid interest (less any prepayment interest shortfalls not covered by compensating interest or any Relief Act Shortfalls) to the holders of Certificates to the extent of the available distribution amount as described in the preliminary prospectus (after payment of the Expense Fee Rate) in the following order of priority:

  To the Class A Certificates, pro rata;

  To the Class M-1 Certificates;

  To the Class M-2 Certificates;

  To the Class M-3 Certificates;

  To the Class M-4 Certificates;

  To the Class M-5 Certificates;

  To the Class M-6 Certificates;

  To the Class M-7 Certificates;

  To the Class M-8 Certificates; and

  To the Class M-9 Certificates.

  The Principal Distribution Amount will be distributed as follows:

  To the Class A Certificates, the Class A Principal Distribution Amount, sequentially to the Class A-1, Class A-2 and Class A-3 Certificates in that order, in each case until the certificate principal balance thereof has been reduced to zero;

  To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

  To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;

  To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

  To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

  To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

  To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;

  To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;

  To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero; and

  To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero.

  From Excess Cash Flow, to pay to holders of the class or classes of Certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A or Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

  From Excess Cash Flow, as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

  From Excess Cash Flow, to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

  From Excess Cash Flow, to pay the holders of Class A and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

  From Excess Cash Flow, to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

  From Excess Cash Flow, to pay to the holders of the Class A Certificates, pro rata, and then the Class M Certificates, in order of priority, the amount of any Basis Risk Shortfall Carry-Forward Amount remaining unpaid as of that Distribution Date;

  From Excess Cash Flow, to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

  From Excess Cash Flow, to pay to the holders of the Class A Certificates, pro rata, and then to the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

From Excess Cash Flow, to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Interest Accrual Period:	From and including the preceding Distribution Date (for the first accrual period, the closing date) to but excluding the current Distribution Date on an actual/360 basis.
Pass-Through Rates:

Class A Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of Class A Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin, and for each class of Class A Certificates, other than the Class A-1 Certificates, beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2 times the related margin, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Class M Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of the Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Net WAC Cap Rate:

For any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Expense Fee Rate:

With respect to any Mortgage Loan, the expense fee rate consists of the servicing fee for such Mortgage Loan. The servicing fee consists of (a) servicing compensation payable to the master servicer for its master servicing activities, and (b) subservicing and other related compensation payable to the sub-servicer, including compensation paid to the master servicer as the direct servicer of a Mortgage Loan for which there is no subservicer.

Eligible Master Servicing Compensation:

With respect to any Distribution Date, the lesser of (i) one twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date and (ii) the sum of the Master Servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable on that Distribution Date.

Advances:	The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the loan.
Senior Enhancement Percentage:

On any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate certificate principal balance of the Class M Certificates immediately prior to that Distribution Date and (y) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, and the denominator of which is the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Trigger Event:

A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if either (i) the three-month average of the Sixty-Plus Delinquency Percentage equals or exceeds [40.00]% of the Senior Enhancement Percentage for that Distribution Date or (ii) on or after the Distribution Date in January 2008 the cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

DISTRIBUTION DATE

REQUIRED LOSS PERCENTAGE

25 - 36

[1.60]% in the first month plus an additional 1/12th of [2.00]% for each month thereafter

37 - 48

[3.60]% in the first month plus an additional 1/12th of [2.05]% for each month thereafter

49 - 60

[5.65]% in the first month plus an additional 1/12th of [0.60]% for each month thereafter

61 - 72

[6.25]% in the first month plus an additional 1/12th of [0.75]% for each month thereafter

73 and thereafter

[7.00%]

(Preliminary and Subject to Revision)

Sixty-Plus Delinquency Percentage:

With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in foreclosure and REO, over (y) the aggregate stated principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Principal Remittance Amount:

For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

Principal Distribution Amount:

On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus with respect to clauses (v) and (vi) of clause (b) amounts received by the trustee under the Yield Maintenance Agreement, over (ii) the interest distribution amount and (b) the aggregate amount described below:

    the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

    the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

    the principal portion of all other unscheduled collections other than subsequent recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

    the lesser of (a) subsequent recoveries for that distribution date and (b) the principal portion of any realized losses allocated to any class of certificates on a prior distribution date and remaining unpaid;

    the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "-Priority of Distributions" above; and, the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any Overcollateralization Increase Amount for that distribution date; minus, the amount of any overcollateralization reduction amount for that distribution date; and,

    any capitalization reimbursement amount.

In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A and Class M Certificates.

Class A Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the Principal Distribution Amount for that Distribution Date and (b) the excess, if any, of (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving affect to the distributions to be made on such Distribution Date minus the OC Floor.

Class M-1 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, after taking into account the distribution of the Class A Principal Distribution Amount and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-2 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates and Class M-1 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-3 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, and Class M-2 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-4 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-5 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage after giving effect to distributions to be made on that Distribution Date Loans minus the OC Floor.

Class M-6 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-7 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-8 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-9 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Allocation of Losses:

Any realized losses will be allocated in the following order of priority:

  To Excess Cash Flow for the related Distribution Date;

  To the overcollateralization amount, until it has been reduced to zero;

  To the Class M-9 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-8 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-7 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and,

  To the Class A Certificates on a pro rata basis, until the certificate principal balances thereof have been reduced to zero.

Stepdown Date:

The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in January 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Specified Enhancement Percentage.

Specified Enhancement Percentage:	The Specified Enhancement Percentage is 41.50%.
Preliminary Prospectus:

The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Base Prospectus. Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus.

Yield Maintenance Agreement

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with Deutsche Bank AG, New York Branch (the "Counterparty") for the benefit of the Class A and Class M Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.34% beginning with the Distribution Date in January 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in October 2010.
Yield Maintenance Agreement Schedule
Period	Distribution Date	Notional Balance	Period	Distribution Date	Notional Balance
1	Jan 2006	1,117,225,000.00	31	Jul 2008	332,470,422.77
2	Feb 2006	1,110,324,871.45	32	Aug 2008	316,890,911.90
3	Mar 2006	1,100,252,108.68	33	Sep 2008	301,997,809.21
4	Apr 2006	1,086,979,687.92	34	Oct 2008	287,760,167.81
5	May 2006	1,070,504,278.63	35	Nov 2008	274,148,457.57
6	Jun 2006	1,050,847,530.18	36	Dec 2009	261,134,499.61
7	Jul 2006	1,028,059,577.59	37	Jan 2009	248,697,628.99
8	Aug 2006	1,002,214,765.65	38	Feb 2009	248,697,628.99
9	Sep 2006	973,414,844.12	39	Mar 2009	243,490,465.13
10	Oct 2006	942,355,326.05	40	Apr 2009	233,235,150.59
11	Nov 2006	909,163,012.31	41	May 2009	223,427,366.81
12	Dec 2006	874,101,729.69	42	Jun 2009	214,047,071.67
13	Jan 2007	840,356,144.28	43	Jul 2009	205,075,214.82
14	Feb 2007	807,876,557.34	44	Aug 2009	196,493,453.52
15	Mar 2007	776,615,157.09	45	Sep 2009	188,284,362.04
16	Apr 2007	746,525,946.73	46	Oct 2009	180,431,307.52
17	May 2007	717,548,963.83	47	Nov 2009	172,918,413.49
18	Jun 2007	689,659,211.13	48	Dec 2010	165,730,524.99
19	Jul 2007	662,815,560.53	49	Jan 2010	158,853,175.99
20	Aug 2007	636,978,452.29	50	Feb 2010	152,272,556.00
21	Sep 2007	612,109,834.64	51	Mar 2010	145,975,481.62
22	Oct 2007	587,439,267.78	52	Apr 2010	139,949,367.17
23	Nov 2007	544,289,384.87	53	May 2010	134,182,197.23
24	Dec 2007	504,376,096.46	54	Jun 2010	128,662,500.44
25	Jan 2008	467,560,959.59	55	Jul 2010	123,379,324.51
26	Feb 2008	433,488,543.55	56	Aug 2010	118,322,212.46
27	Mar 2008	402,336,257.84	57	Sep 2010	113,481,179.84
28	Apr 2008	383,666,752.55	58	Oct 2010	108,846,693.11
29	May 2008	365,823,377.10
30	Jun 2008	348,768,774.14

Banc of America Securities LLC Contacts
CONTACTS
Banc of America Securities LLC
Mortgage Trading/Syndicate		Tel: (212) 847-5095
Pat Beranek		pat.beranek@bankofamerica.com
Charlene Balfour		charlene.c.balfour@bankofamerica.com

Global Structured Finance		Fax: (704) 388-9668
Jeff Hare	(704) 388-6840	Jeff.hare@bankofamerica.com
Niki Hogue	(704) 387-1853	Nikole.hogue@bankofamerica.com
Shaun Ahmad	(704) 387-2658	Shaun.ahmad@bankofamerica.com
Jorge Panduro	(704) 386-0902	Jorge.a.panduro@bankofamerica.com
Jay Wang	(704) 387-1855	Jay.wang@bankofamerica.com
Brandon Crooks	(704) 683-5167	Brandon.crooks@bankofamerica.com

Rating Agency Contacts
	name	phone extension
Moody's:	Odile Grisard Boucher	(212) 553-1382
S&P:	Laura Ahn	(212) 438-4059

GMAC RFC (Graphic Omitted)

Banc of America Securities (Graphic Omitted)

RMBS New Issue Term Sheet

$1,117,225,000 Certificates (Approximate)

Home Equity Mortgage Asset-Backed Pass-Through Certificates,

Series 2005-KS12

RASC Series 2005-KS12 Trust

Issuer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer

December 14, 2005

DISCLAIMER

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you can e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Net WAC Cap Schedule
Month	Net WAC Cap[1]	Net WAC Cap[2]	Month	Net WAC Cap[1]	Net WAC Cap[2]
1	7.76%	14.00%	39	10.40%	14.00%
2	7.01%	14.00%	40	9.39%	14.00%
3	7.76%	14.00%	41	9.70%	14.00%
4	7.01%	14.00%	42	9.39%	14.00%
5	7.25%	14.00%	43	9.69%	14.00%
6	7.01%	14.00%	44	9.38%	14.00%
7	7.24%	14.00%	45	9.37%	14.00%
8	7.01%	14.00%	46	9.68%	14.00%
9	7.01%	14.00%	47	9.36%	14.00%
10	7.24%	14.00%	48	9.67%	14.00%
11	7.01%	14.00%	49	9.35%	14.00%
12	7.25%	14.00%	50	9.34%	14.00%
13	7.01%	14.00%	51	10.34%	14.00%
14	7.01%	14.00%	52	9.33%	14.00%
15	7.76%	14.00%	53	9.64%	14.00%
16	7.02%	14.00%	54	9.32%	14.00%
17	7.25%	14.00%	55	9.63%	14.00%
18	7.02%	14.00%	56	9.31%	14.00%
19	7.25%	14.00%	57	9.30%	14.00%
20	7.02%	14.00%	58	9.61%	14.00%
21	7.02%	14.00%	59	9.28%	11.32%
22	7.26%	14.00%	60	9.58%	11.70%
23	7.03%	14.00%	61	9.27%	11.31%
24	9.42%	14.00%	62	9.26%	11.30%
25	9.10%	14.00%	63	10.25%	12.49%
26	9.09%	14.00%	64	9.25%	11.27%
27	9.71%	14.00%	65	9.55%	11.63%
28	9.08%	14.00%	66	9.24%	11.24%
29	9.38%	14.00%	67	9.54%	11.60%
30	9.21%	14.00%	68	9.23%	11.21%
31	9.51%	14.00%	69	9.22%	11.20%
32	9.20%	14.00%	70	9.52%	11.55%
33	9.20%	14.00%	71	9.21%	11.17%
34	9.50%	14.00%	72	9.51%	11.52%
35	9.19%	14.00%	73	9.20%	11.14%
36	9.72%	14.00%	74	9.19%	11.12%
37	9.41%	14.00%	75	9.82%	11.87%
38	9.40%	14.00%

(1) Assumes 1-month LIBOR remains constant at 4.3600% and 6-month LIBOR remains constant at 4.6494% and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement and is capped at 14% per annum.

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase to a level beyond the highest maximum obtainable rate on the mortgage loans and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement and is capped at 14% per annum.

Class A Sensitivity Table (To Call)1
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-1
WAL (years)	13.52	1.59	1.21	1.00	0.85	0.76
Mod Duration	9.57	1.49	1.15	0.95	0.82	0.73
Principal Window (month)	1 to 246	1 to 35	1 to 25	1 to 21	1 to 17	1 to 15
Principal Months	246	35	25	21	17	15
A-2
WAL (years)	24.97	6.25	4.19	3.00	2.09	1.79
Mod Duration	14.45	5.18	3.66	2.71	1.95	1.68
Principal Window (month)	246 to 347	35 to 152	25 to 102	21 to 75	17 to 36	15 to 29
Principal Months	102	118	78	55	20	15
A-3
WAL (years)	28.91	12.66	8.49	6.24	4.62	2.53
Mod Duration	15.40	9.32	6.84	5.29	4.05	2.33
Principal Window (month)	347 to 347	152 to 152	102 to 102	75 to 75	36 to 58	29 to 32
Principal Months	1	1	1	1	23	4

Class A Sensitivity Table (To Maturity)1
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-1
WAL (years)	13.52	1.59	1.21	1.00	0.85	0.76
Mod Duration	9.57	1.49	1.15	0.95	0.82	0.73
Principal Window (month)	1 to 246	1 to 35	1 to 25	1 to 21	1 to 17	1 to 15
Principal Months	246	35	25	21	17	15
A-2
WAL (years)	24.98	6.29	4.21	3.02	2.09	1.79
Mod Duration	14.45	5.20	3.68	2.72	1.95	1.68
Principal Window (month)	246 to 351	35 to 172	25 to 116	21 to 85	17 to 36	15 to 29
Principal Months	106	138	92	65	20	15
A-3
WAL (years)	29.64	18.19	12.76	9.49	7.05	2.53
Mod Duration	15.58	11.84	9.29	7.41	5.79	2.33
Principal Window (month)	351 to 359	172 to 301	116 to 224	85 to 173	36 to 135	29 to 32
Principal Months	9	130	109	89	100	4

(1) Assumes 1-month LIBOR remains constant at 4.3600% and 6-month LIBOR remains constant at 4.6494% and run at the Pricing Speed with no losses and trigger is not in effect.

Class M Sensitivity Table (To Call)1
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	26.87	8.39	5.63	4.62	4.79	3.70
Mod Duration	14.68	6.61	4.75	4.03	4.18	3.31
Principal Window (month)	279 to 347	50 to 152	38 to 102	44 to 75	55 to 58	32 to 46
Principal Months	69	103	65	32	4	15
M-2
WAL (years)	26.87	8.39	5.63	4.51	4.39	3.83
Mod Duration	14.65	6.60	4.75	3.93	3.86	3.41
Principal Window (month)	279 to 347	50 to 152	38 to 102	42 to 75	48 to 58	46 to 46
Principal Months	69	103	65	34	11	1
M-3
WAL (years)	26.87	8.39	5.63	4.45	4.13	3.77
Mod Duration	14.60	6.59	4.74	3.88	3.66	3.37
Principal Window (month)	279 to 347	50 to 152	37 to 102	41 to 75	46 to 58	44 to 46
Principal Months	69	103	66	35	13	3
M-4
WAL (years)	26.87	8.39	5.62	4.41	4.00	3.58
Mod Duration	14.36	6.54	4.71	3.84	3.54	3.20
Principal Window (month)	279 to 347	50 to 152	37 to 102	40 to 75	44 to 58	41 to 46
Principal Months	69	103	66	36	15	6
M-5
WAL (years)	26.87	8.39	5.62	4.39	3.90	3.44
Mod Duration	14.30	6.53	4.71	3.81	3.45	3.08
Principal Window (month)	279 to 347	50 to 152	37 to 102	39 to 75	42 to 58	39 to 46
Principal Months	69	103	66	37	17	8
M-6
WAL (years)	26.87	8.39	5.62	4.36	3.83	3.33
Mod Duration	14.16	6.50	4.69	3.78	3.39	2.98
Principal Window (month)	279 to 347	50 to 152	37 to 102	39 to 75	41 to 58	37 to 46
Principal Months	69	103	66	37	18	10
M-7
WAL (years)	26.87	8.39	5.62	4.34	3.77	3.24
Mod Duration	12.72	6.21	4.53	3.67	3.26	2.85
Principal Window (month)	279 to 347	50 to 152	37 to 102	38 to 75	40 to 58	36 to 46
Principal Months	69	103	66	38	19	11
M-8
WAL (years)	26.87	8.39	5.62	4.33	3.72	3.18
Mod Duration	11.98	6.03	4.44	3.59	3.17	2.76
Principal Window (month)	279 to 347	50 to 152	37 to 102	38 to 75	39 to 58	35 to 46
Principal Months	69	103	66	38	20	12
M-9
WAL (years)	26.87	8.39	5.62	4.32	3.68	3.13
Mod Duration	11.69	5.94	4.37	3.54	3.11	2.70
Principal Window (month)	279 to 347	50 to 152	37 to 102	37 to 75	38 to 58	34 to 46
Principal Months	69	103	66	39	21	13

(1) Assumes 1-month LIBOR remains constant at 4.3600% and 6-month LIBOR remains constant at 4.6494% and run at the Pricing Speed with no losses and trigger is not in effect.

Class M Sensitivity Table (To Maturity)1
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	26.98	9.19	6.24	5.08	5.36	5.95
Mod Duration	14.71	6.98	5.11	4.34	4.60	5.01
Principal Window (month)	279 to 358	50 to 266	38 to 188	44 to 143	55 to 111	32 to 109
Principal Months	80	217	151	100	57	78
M-2
WAL (years)	26.98	9.17	6.22	4.94	4.73	4.55
Mod Duration	14.68	6.96	5.09	4.23	4.11	3.98
Principal Window (month)	279 to 358	50 to 256	38 to 180	42 to 136	48 to 106	48 to 84
Principal Months	80	207	143	95	59	37
M-3
WAL (years)	26.98	9.14	6.20	4.87	4.46	4.05
Mod Duration	14.63	6.94	5.08	4.16	3.89	3.58
Principal Window (month)	279 to 358	50 to 246	37 to 175	41 to 129	46 to 100	44 to 80
Principal Months	80	197	139	89	55	37
M-4
WAL (years)	26.98	9.11	6.17	4.81	4.31	3.83
Mod Duration	14.39	6.88	5.03	4.11	3.76	3.39
Principal Window (month)	279 to 358	50 to 238	37 to 168	40 to 124	44 to 96	41 to 77
Principal Months	80	189	132	85	53	37
M-5
WAL (years)	26.98	9.07	6.14	4.77	4.19	3.67
Mod Duration	14.32	6.85	5.01	4.07	3.67	3.26
Principal Window (month)	279 to 358	50 to 229	37 to 162	39 to 119	42 to 92	39 to 73
Principal Months	80	180	126	81	51	35
M-6
WAL (years)	26.98	9.02	6.10	4.71	4.10	3.54
Mod Duration	14.18	6.79	4.97	4.02	3.58	3.15
Principal Window (month)	279 to 357	50 to 219	37 to 154	39 to 113	41 to 87	37 to 70
Principal Months	79	170	118	75	47	34
M-7
WAL (years)	26.97	8.94	6.04	4.64	4.00	3.43
Mod Duration	12.74	6.43	4.76	3.86	3.42	2.99
Principal Window (month)	279 to 356	50 to 208	37 to 145	38 to 106	40 to 82	36 to 65
Principal Months	78	159	109	69	43	30
M-8
WAL (years)	26.96	8.81	5.94	4.56	3.90	3.32
Mod Duration	11.99	6.20	4.60	3.74	3.29	2.87
Principal Window (month)	279 to 355	50 to 193	37 to 134	38 to 98	39 to 76	35 to 60
Principal Months	77	144	98	61	38	26
M-9
WAL (years)	26.92	8.66	5.80	4.45	3.78	3.21
Mod Duration	11.69	6.03	4.46	3.61	3.17	2.75
Principal Window (month)	279 to 352	50 to 178	37 to 121	37 to 89	38 to 69	34 to 55
Principal Months	74	129	85	53	32	22

(1) Assumes 1-month LIBOR remains constant at 4.3600% and 6-month LIBOR remains constant at 4.6494% and run at the Pricing Speed with no losses and trigger is not in effect.

Excess Spread Table
Month	Static LIBOR[1] (bps)	Fwd LIBOR[2] (bps)	Month	Static LIBOR[1] (bps)	Fwd LIBOR[2] (bps)
1	303	303	39	540	542
2	258	258	40	495	495
3	303	303	41	511	511
4	258	258	42	496	499
5	273	273	43	511	514
6	258	258	44	496	498
7	273	272	45	496	497
8	258	257	46	511	512
9	257	256	47	495	496
10	272	270	48	510	514
11	257	255	49	495	497
12	272	269	50	494	495
13	257	255	51	539	542
14	256	254	52	493	493
15	301	299	53	507	508
16	256	253	54	491	493
17	271	268	55	506	507
18	256	252	56	490	490
19	270	267	57	489	489
20	256	252	58	504	504
21	255	252	59	487	455
22	270	267	60	501	472
23	256	252	61	485	453
24	486	482	62	485	452
25	470	463	63	530	502
26	469	461	64	483	450
27	499	491	65	498	466
28	468	459	66	482	449
29	483	474	67	496	465
30	482	483	68	480	447
31	497	498	69	479	446
32	481	482	70	494	462
33	481	481	71	478	444
34	495	495	72	492	463
35	480	479	73	476	441
36	518	521	74	475	440
37	502	503	75	505	473
38	490	490

(1) Assumes 1-month LIBOR remains constant at 4.3600% and 6-month LIBOR remains constant at 4.6494% and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement.

(2) Assumes 1-month Forward LIBOR and 6-month Forward LIBOR instantaneously and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement.

Break-Even Tables
	Static LIBOR[1]	Fwd LIBOR[2]
M-1
CDR Break[3]	28.9	28.9
Coll Loss (%)	21.25	21.25
WAL (yrs)	6.22	6.20

M-2
CDR Break[3]	23.3	23.3
Coll Loss (%)	18.48	18.48
WAL (yrs)	7.10	7.09

M-3
CDR Break[3]	20.3	20.3
Coll Loss (%)	16.81	16.81
WAL (yrs)	8.37	8.36

M-4
CDR Break[3]	17.8	17.8
Coll Loss (%)	15.30	15.30
WAL (yrs)	9.00	9.00

M-5
CDR Break[3]	15.6	15.6
Coll Loss (%)	13.88	13.88
WAL (yrs)	9.54	9.57

M-6
CDR Break[3]	13.5	13.5
Coll Loss (%)	12.42	12.42
WAL (yrs)	10.01	10.06

M-7
CDR Break[3]	11.6	11.5
Coll Loss (%)	11.02	10.94
WAL (yrs)	10.57	10.57

M-8
CDR Break[3]	10.0	9.9
Coll Loss (%)	9.76	9.68
WAL (yrs)	11.20	11.20

M-9
CDR Break[3]	9.0	8.9
Coll Loss (%)	8.94	8.86
WAL (yrs)	12.02	11.94

(1) Assumes 1-month LIBOR remains constant at 4.3600% and 6-month LIBOR remains constant at 4.6494% and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(2) Assumes 1-month Forward LIBOR and 6-month Forward LIBOR instantaneously and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(3) CDR Break means when bonds receive first principal dollar loss.

Aggregate Collateral Summary
The Mortgage Loan characteristics are approximate and are subject to a +/- 10% variance.

	Summary	Total	Minimum	Maximum
	Aggregate Current Principal Balance	$1,149,330,445.08	$9,897.88	$849,540.53
	Number of Mortgage Loans	8,078

	Average Current Principal Balance	$142,279.08
	Weighted Average Original Loan-to-Value	81.21%	17.00%	100.00%
	Weighted Average Mortgage Rate	7.686%	5.240	13.625
	Weighted Average Net Mortgage Rate	7.227%	4.815%	13.075%
	Weighted Average Note Margin	6.045%	2.250%	10.040%
	Weighted Average Maximum Mortgage Rate	13.699%	10.625%	18.250%
	Weighted Average Minimum Mortgage Rate	7.036%	2.250%	11.400%
	Weighted Average Term to Next Rate Adjustment Date (months)	24.0	2	77
	Weighted Average Remaining Term to Stated Maturity (months)	351	117	360
	Weighted Average Credit Score	621	480	816

	Weighted Average reflected in Total
			Percent of Cut-off Date
	Range		Principal Balance
Product Type	Hybrid ARM		82.86%
	Fixed		17.14%

Lien	First		96.06%
	Second		3.94%

Property Type	Single-family detached		79.34%
	Townhouse		0.72%
	Condo-Low-Rise(Less than 5 stories)		4.15%
	Condo Mid-Rise (5 to 8 stories)		0.11%
	Condo High-Rise (9 stories or more)		0.10%
	Planned Unit Developments (detached)		11.84%
	Planned Unit Developments (attached)		1.95%
	Manufactured Home		1.79%

Occupancy Status	Primary Residence		93.80%
	Non Owner Occupied		4.92%
	Second/Vacation		1.28%

Documentation Type	Full Documentation		65.12%
	Reduced Documentation		34.88%

Loans with Prepayment penalties			71.39%

Interest Only Percentage			16.20%

Credit Score Distribution of the Aggregate Loans
Credit Score Range	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
1 - 499	11	$1,189,353	0.10%	$108,123	62.26%
500 - 519	115	15,678,631	1.36	136,336	67.60
520 - 539	226	37,380,726	3.25	165,401	70.59
540 - 559	445	69,308,353	6.03	155,749	76.57
560 - 579	589	84,729,411	7.37	143,853	80.60
580 - 599	1,392	181,402,757	15.78	130,318	81.35
600 - 619	1,487	208,941,828	18.18	140,512	82.64
620 - 639	1,156	161,838,607	14.08	139,999	82.12
640 - 659	1,070	151,408,503	13.17	141,503	82.17
660 - 679	719	103,661,536	9.02	144,175	82.97
680 - 699	376	57,809,896	5.03	153,750	82.24
700 - 719	214	32,693,344	2.84	152,773	84.09
720 - 739	114	16,986,190	1.48	149,002	83.31
740 - 759	80	13,654,277	1.19	170,678	82.71
760 or greater	84	12,647,034	1.10	150,560	80.92
Total:	8,078	$1,149,330,445	100.00%	$142,279	81.21%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 621.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Mortgage Loan Principal Balances of the Aggregate Loans
Original Mortgage Loan Balance ($)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	3,257	$204,042,887	17.75%	$62,647	617	83.18%
$100,001 - $200,000	3,170	452,632,894	39.38	142,786	620	80.98
$200,001 - $300,000	1,070	258,648,462	22.50	241,728	622	80.51
$300,001 - $400,000	363	124,044,267	10.79	341,720	626	80.62
$400,001 - $500,000	142	63,655,714	5.54	448,280	628	80.87
$500,001 - $600,000	42	22,843,428	1.99	543,891	621	80.67
$600,001 - $700,000	20	12,781,032	1.11	639,052	623	83.92
$700,001 - $800,000	11	8,193,778	0.71	744,889	626	78.01
$800,001 - $900,000	3	2,487,982	0.22	829,327	568	73.01
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $142,279.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Net Mortgage Rates of the Aggregate Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	6	$1,759,111	0.15%	$293,185	694	80.82%
5.000 - 5.499	122	28,044,589	2.44	229,874	651	76.75
5.500 - 5.999	426	90,307,104	7.86	211,989	644	77.57
6.000 - 6.499	972	182,572,966	15.89	187,832	632	78.15
6.500 - 6.999	1,284	223,097,874	19.41	173,752	625	79.83
7.000 - 7.499	1,433	230,002,391	20.01	160,504	620	80.79
7.500 - 7.999	1,099	153,824,966	13.38	139,968	616	82.44
8.000 - 8.499	896	112,423,210	9.78	125,472	600	84.01
8.500 - 8.999	504	48,811,772	4.25	96,849	595	86.05
9.000 - 9.499	482	34,785,349	3.03	72,169	597	86.34
9.500 - 9.999	220	15,168,147	1.32	68,946	609	89.35
10.000 - 10.499	247	11,697,444	1.02	47,358	622	93.44
10.500 - 10.999	201	9,184,759	0.80	45,695	618	93.76
11.000 - 11.499	142	6,014,044	0.52	42,352	608	95.95
11.500 - 11.999	22	758,751	0.07	34,489	601	97.78
12.000 - 12.499	12	491,347	0.04	40,946	592	98.79
12.500 - 12.999	8	308,623	0.03	38,578	592	100.00
13.000 - 13.499	2	77,996	0.01	38,998	597	55.38
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.227% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Rates of the Loans of the Aggregate Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	13	$3,299,853	0.29%	$253,835	702	78.16%
5.500 - 5.999	178	41,147,461	3.58	231,166	660	77.84
6.000 - 6.499	458	95,661,972	8.32	208,869	641	77.56
6.500 - 6.999	1,085	200,354,919	17.43	184,659	632	78.72
7.000 - 7.499	1,179	201,542,491	17.54	170,944	625	79.80
7.500 - 7.999	1,485	234,251,925	20.38	157,745	619	80.87
8.000 - 8.499	967	135,156,592	11.76	139,769	612	82.24
8.500 - 8.999	905	113,683,672	9.89	125,617	600	84.39
9.000 - 9.499	449	44,134,509	3.84	98,295	589	85.49
9.500 - 9.999	493	35,866,583	3.12	72,752	592	86.07
10.000 - 10.499	199	14,199,328	1.24	71,353	609	88.15
10.500 - 10.999	267	12,629,413	1.10	47,301	620	93.93
11.000 - 11.499	181	8,276,631	0.72	45,727	616	93.75
11.500 - 11.999	165	7,130,321	0.62	43,214	610	95.30
12.000 - 12.499	29	1,042,329	0.09	35,942	609	98.76
12.500 - 12.999	14	523,857	0.05	37,418	591	98.34
13.000 - 13.499	9	350,594	0.03	38,955	598	99.52
13.500 - 13.999	2	77,996	0.01	38,998	597	55.38
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.686% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Loan-to-Value of the Aggregate Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	183	$19,328,074	1.68%	$105,618	586
50.01 - 55.00	72	11,337,621	0.99	157,467	600
55.01 - 60.00	148	22,543,859	1.96	152,323	582
60.01 - 65.00	209	34,020,800	2.96	162,779	588
65.01 - 70.00	299	50,925,656	4.43	170,320	594
70.01 - 75.00	463	74,486,377	6.48	160,878	599
75.01 - 80.00	3,168	497,785,745	43.31	157,129	631
80.01 - 85.00	679	107,006,468	9.31	157,594	613
85.01 - 90.00	1,216	202,314,819	17.60	166,377	623
90.01 - 95.00	643	86,705,136	7.54	134,845	623
95.01 - 100.00	998	42,875,889	3.73	42,962	643
Total:	8,078	$1,149,330,445	100.00%	$142,279	621

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 81.21%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Geographical Distributions of Mortgaged Properties of the Aggregate Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	228	$21,825,898	1.90%	$95,728	609	84.05%
Alaska	10	1,389,359	0.12	138,936	607	78.47
Arizona	580	96,936,863	8.43	167,133	619	79.99
Arkansas	56	4,935,132	0.43	88,127	612	80.25
California	575	149,627,538	13.02	260,222	628	77.42
Colorado	200	30,944,248	2.69	154,721	617	83.49
Connecticut	59	9,257,085	0.81	156,900	608	78.97
Delaware	20	3,186,073	0.28	159,304	599	82.78
District of Columbia	22	4,713,950	0.41	214,270	614	75.21
Florida	606	95,613,958	8.32	157,779	627	80.90
Georgia	295	35,952,278	3.13	121,872	621	83.18
Hawaii	12	1,835,816	0.16	152,985	631	78.36
Idaho	36	4,446,943	0.39	123,526	607	80.29
Illinois	333	52,593,414	4.58	157,938	618	81.59
Indiana	220	20,494,100	1.78	93,155	619	83.59
Iowa	46	4,391,957	0.38	95,477	627	85.65
Kansas	91	7,972,772	0.69	87,613	618	83.84
Kentucky	80	7,262,407	0.63	90,780	608	82.43
Louisiana	148	15,869,105	1.38	107,224	615	84.94
Maine	21	3,479,339	0.30	165,683	631	83.39
Maryland	191	42,144,099	3.67	220,650	621	78.74
Massachusetts	73	16,621,251	1.45	227,688	612	78.53
Michigan	574	62,655,796	5.45	109,156	620	82.60
Minnesota	202	34,775,512	3.03	172,156	619	82.33
Mississippi	93	8,318,100	0.72	89,442	604	84.71
Missouri	276	30,365,806	2.64	110,021	609	83.99
Montana	12	1,914,652	0.17	159,554	637	85.74
Nebraska	24	1,656,675	0.14	69,028	627	84.20
Nevada	119	20,276,180	1.76	170,388	641	81.90
New Hampshire	19	3,453,314	0.30	181,753	611	78.03
New Jersey	153	32,305,040	2.81	211,144	618	80.27
New Mexico	33	3,790,246	0.33	114,856	617	81.70
New York	47	8,632,251	0.75	183,665	612	81.58
North Carolina	236	26,590,042	2.31	112,670	621	82.80
North Dakota	12	1,186,839	0.10	98,903	614	83.36
Ohio	239	26,487,775	2.30	110,828	619	83.44
Oklahoma	99	10,053,724	0.87	101,553	616	83.84
Oregon	63	9,442,441	0.82	149,880	630	82.10
Pennsylvania	238	25,968,491	2.26	109,111	605	81.44
Rhode Island	19	3,982,219	0.35	209,590	635	79.41
South Carolina	138	14,113,127	1.23	102,269	614	82.75
South Dakota	8	607,142	0.05	75,893	638	83.45
Tennessee	235	21,909,601	1.91	93,232	621	83.56
Texas	497	48,898,139	4.25	98,387	621	82.77
Utah	123	14,565,081	1.27	118,415	631	83.72
Vermont	5	551,345	0.05	110,269	598	75.45
Virginia	265	46,436,321	4.04	175,231	627	79.24
Washington	159	25,101,660	2.18	157,872	630	82.05
West Virginia	24	3,139,630	0.27	130,818	622	79.22
Wisconsin	242	28,113,789	2.45	116,173	619	83.05
Wyoming	22	2,545,922	0.22	115,724	612	83.97
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%
Mortgage Loan Purpose of the Aggregate Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	3,751	$481,754,009	41.92%	$128,433	634	83.83%
C/O Refi	3,052	445,758,260	38.78	146,054	614	80.00
R/T Refi	1,275	221,818,175	19.30	173,975	608	77.95
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Documentation Types of the Aggregate Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	5,539	$748,442,284	65.12%	$135,122	609	81.02%
Reduced Documentation	2,539	400,888,161	34.88	157,892	643	81.55
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Occupancy Type of the Aggregate Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	7,554	$1,078,105,528	93.80%	$142,720	619	81.26%
Non-Owner Occupied	430	56,561,660	4.92	131,539	646	79.79
Second/Vacation	94	14,663,257	1.28	155,992	639	82.92
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgaged Property Types of the Aggregate Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	6,535	$911,908,513	79.34%	$139,542	620	81.29%
PUD (detached)	771	136,096,453	11.84	176,519	621	81.49
Condo Low-Rise	319	47,698,245	4.15	149,524	637	81.74
PUD (attached)	141	22,448,755	1.95	159,211	618	80.54
Manufactured Home	231	20,567,769	1.79	89,038	643	75.66
Townhouse	72	8,262,958	0.72	114,763	613	79.67
Condo Mid-Rise	5	1,247,916	0.11	249,583	607	81.34
Condo Hi-Rise	4	1,099,836	0.10	274,959	629	84.91
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Grades of the Aggregate Loans
Aggregate Credit Grade	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	5,306	$759,701,964	66.10%	$143,178	642	82.54%
AM	1,044	138,983,418	12.09	133,126	584	81.24
AX	719	99,373,110	8.65	138,210	619	81.53
B	517	79,020,391	6.88	152,844	559	78.54
C	276	42,187,759	3.67	152,854	545	71.00
CM	216	30,063,802	2.62	139,184	528	67.61
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Prepayment Penalty Terms of the Aggregate Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	2,782	$328,831,156	28.61%	$118,200	619	82.20%
Other*	9	581,535	0.05	64,615	576	83.14
12 Months	345	69,417,657	6.04	201,211	624	80.60
24 Months	3,723	589,109,793	51.26	158,235	620	81.15
36 Months	1,202	159,129,412	13.85	132,387	628	79.66
60 Months	17	2,260,891	0.20	132,994	579	78.46
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
* Other means not None, 12, 24, 36, or 60 months and not more than 60 months.

Interest Only Terms of the Aggregate Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	7,251	$963,096,501	83.80%	$132,823	616	81.19%
24 Months	62	12,754,416	1.11	205,716	649	82.10
36 Months	10	2,732,500	0.24	273,250	644	79.89
60 Months	738	167,213,632	14.55	226,577	646	81.27
84 Months	1	194,915	0.02	194,915	635	65.00
120 Months	15	3,316,898	0.29	221,127	625	81.71
180 Months	1	21,584	0.00	21,584	580	100.00
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Note Margins of the Aggregate Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	2,319	$197,008,764	17.14%	$84,954	634	81.83%
2.000 - 2.499	3	809,058	0.07	269,686	674	74.88
2.500 - 2.999	1	207,807	0.02	207,807	698	72.00
3.000 - 3.499	8	1,351,456	0.12	168,932	669	78.02
3.500 - 3.999	29	5,654,130	0.49	194,970	658	78.94
4.000 - 4.499	76	14,122,919	1.23	185,828	652	80.41
4.500 - 4.999	222	41,242,324	3.59	185,776	645	79.84
5.000 - 5.499	787	138,712,388	12.07	176,255	641	79.35
5.500 - 5.999	1,360	241,904,570	21.05	177,871	626	79.92
6.000 - 6.499	1,522	265,268,468	23.08	174,289	609	81.03
6.500 - 6.999	929	139,828,136	12.17	150,515	607	84.10
7.000 - 7.499	430	57,323,996	4.99	133,312	599	83.79
7.500 - 7.999	234	29,256,789	2.55	125,029	580	81.95
8.000 - 8.499	104	11,024,150	0.96	106,001	569	81.05
8.500 - 8.999	43	4,553,609	0.40	105,898	565	83.18
9.000 - 9.499	10	1,006,225	0.09	100,623	568	84.99
10.000 - 10.499	1	55,657	0.00	55,657	570	90.00
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 6.045% per annum.

Maximum Mortgage Rates of the Aggregate Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	2,319	$197,008,764	17.14%	$84,954	634	81.83%
10.000 - 10.999	2	415,509	0.04	207,755	666	68.99
11.000 - 11.999	125	30,013,789	2.61	240,110	653	79.06
12.000 - 12.999	933	191,801,163	16.69	205,575	630	78.29
13.000 - 13.999	2,273	394,559,315	34.33	173,585	622	80.47
14.000 - 14.999	1,794	265,848,232	23.13	148,187	611	83.49
15.000 - 15.999	540	61,258,852	5.33	113,442	578	84.29
16.000 - 16.999	84	7,427,789	0.65	88,426	563	81.64
17.000 - 17.999	7	944,566	0.08	134,938	543	83.09
18.000 - 18.999	1	52,464	0.00	52,464	571	70.00
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.699% per annum.

Minimum Mortgage Rates of the Aggregate Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	2,319	$197,008,764	17.14%	$84,954	634	81.83%
2.000 - 2.999	2	687,058	0.06	343,529	685	75.74
3.000 - 3.999	2	280,219	0.02	140,110	639	57.52
4.000 - 4.999	50	9,216,465	0.80	184,329	647	73.29
5.000 - 5.999	919	161,143,845	14.02	175,347	639	79.88
6.000 - 6.999	1,713	313,934,286	27.31	183,266	625	80.55
7.000 - 7.999	1,872	310,287,668	27.00	165,752	614	81.25
8.000 - 8.999	819	115,931,363	10.09	141,552	595	83.33
9.000 - 9.999	317	35,164,408	3.06	110,929	578	84.27
10.000 - 10.999	60	5,311,970	0.46	88,533	565	84.89
11.000 - 11.999	5	364,399	0.03	72,880	555	75.95
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.036% per annum.

Next Interest Rate Adjustment Date of the Aggregate Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	2,319	$197,008,764	17.14%	$84,954	634	81.83%
February 2006	1	66,241	0.01	66,241	515	90.00
March 2006	1	243,000	0.02	243,000	614	80.00
June 2006	2	289,071	0.03	144,535	583	94.44
August 2006	1	78,573	0.01	78,573	539	95.00
September 2006	5	646,683	0.06	129,337	667	82.68
January 2007	1	62,716	0.01	62,716	591	95.00
February 2007	1	147,175	0.01	147,175	605	95.00
March 2007	1	269,269	0.02	269,269	607	95.00
April 2007	1	129,551	0.01	129,551	562	95.00
May 2007	7	771,025	0.07	110,146	615	91.96
June 2007	2	198,055	0.02	99,028	573	88.29
July 2007	32	3,446,151	0.30	107,692	608	82.16
August 2007	75	11,351,949	0.99	151,359	610	80.92
September 2007	273	40,501,711	3.52	148,358	612	80.85
October 2007	1,279	205,496,317	17.88	160,670	612	81.74
November 2007	2,923	505,348,106	43.97	172,887	620	80.89
December 2007	539	84,714,392	7.37	157,170	615	80.96
May 2008	2	641,472	0.06	320,736	682	83.49
July 2008	1	92,302	0.01	92,302	575	85.00
August 2008	9	1,185,324	0.10	131,703	628	79.14
September 2008	25	4,154,656	0.36	166,186	636	80.93
October 2008	87	14,676,251	1.28	168,693	629	83.52
November 2008	330	52,630,614	4.58	159,487	631	80.52
December 2008	157	24,711,359	2.15	157,397	627	79.19
September 2010	3	274,803	0.02	91,601	648	76.33
May 2012	1	194,915	0.02	194,915	635	65.00
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24 months.

Back-End Debt to Income Ratio of the Aggregate Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
N/A	139	$17,514,517	1.52%	$126,004	627	77.59%
20.00 or less	527	59,576,822	5.18	113,049	625	82.07
20.01 - 25.00	416	51,257,957	4.46	123,216	616	78.68
25.01 - 30.00	675	94,465,566	8.22	139,949	615	80.22
30.01 - 35.00	992	145,456,371	12.66	146,629	620	80.02
35.01 - 40.00	1,202	180,815,496	15.73	150,429	621	80.58
40.01 - 45.00	1,497	218,044,559	18.97	145,654	625	82.02
45.01 - 50.00	1,762	253,829,144	22.08	144,057	624	81.91
50.01 - 55.00	863	127,580,013	11.10	147,833	613	82.56
55.01 - 60.00	5	789,999	0.07	158,000	565	73.15
Total:	8,078	$1,149,330,445	100.00%	$142,279	621	81.21%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans will be approximately 39.68%.

Banc of America Securities LLC Contacts
CONTACTS
Banc of America Securities LLC
Mortgage Trading/Syndicate		Tel: (212) 847-5095
Pat Beranek		pat.beranek@bankofamerica.com
Charlene Balfour		charlene.c.balfour@bankofamerica.com

Global Structured Finance		Fax: (704) 388-9668
Jeff Hare	(704) 388-6840	Jeff.hare@bankofamerica.com
Niki Hogue	(704) 387-1853	Nikole.hogue@bankofamerica.com
Shaun Ahmad	(704) 387-2658	Shaun.ahmad@bankofamerica.com
Jorge Panduro	(704) 386-0902	Jorge.a.panduro@bankofamerica.com
Jay Wang	(704) 387-1855	Jay.wang@bankofamerica.com
Brandon Crooks	(704) 683-5167	Brandon.crooks@bankofamerica.com

Rating Agency Contacts
	name	phone extension
Moody's:	Odile Grisard Boucher	(212) 553-1382
S&P:	Laura Ahn	(212) 438-4059